EXHIBIT 4.14




                       SCHEDULE OF AGREEMENTS PURSUANT TO
                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
                              DATED JANUARY 1, 1998


         Registrant entered into Non-Qualified Stock Option Agreements, dated January 1, 1998 (filed herein as Exhibit 4.13), granting employees options to purchase shares of the Registrant's Common Stock at an exercise price per share as follows:

         Optionee             Shares         Exercise Price/Share

R. Krevinghaus                   10,000             $14.25
M. Krehl                         10,000             $14.25
L. Kreger                        10,000             $14.25
S. Hight                         10,000             $14.25
C. Cunningham                    10,000             $14.25
S. Crim                          10,000             $14.25
H. Towne                         10,000             $14.25
P. Spurgeon                      10,000             $14.25
M. Pastow                        10,000             $14.25
J. Nelson                        10,000             $14.25
J. Miller                        10,000             $14.25
T. Momont                        10,000             $14.25
B. Lorton                        10,000             $14.25
M. Kissane                       10,000             $14.25
D. Steinhilber                   20,000             $14.25
G. Murdoch                       88,000             $14.25